                                                                    Exhibit 23.2


                         Consent of Independent Auditors


        We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement on Form S-3 (No. 333-45728) and related Prospectus of SpectraSite Holdings, Inc., dated January 5, 2000, and to the incorporation by reference therein of our report dated February 14, 2000 with respect to the consolidated financial statements of SpectraSite Holdings, Inc. as of December 31, 1998 and 1999 and for the period from inception (April 25, 1997) to December 31, 1997 and for the years ended December 31, 1998 and 1999, and our report dated March 27, 1998, with respect to the consolidated financial statements of the Company's predecessor, TeleSite Services, LLC, as of December 31, 1996 and for the year ended December 31, 1996 and for the period from January 1, 1997 to May 12, 1997.



                                            /s/ Ernst & Young LLP

Raleigh, North Carolina
January 4, 2000